UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2006

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

370 17th Street, Suite 2950
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Director Nonqualified Stock Option Agreements

                On June 9, 2006, Venoco, Inc. amended each of the nonqualified stock option agreements it had previously entered into with directors who have been granted options under its 2000 stock incentive plan. The amendment changes the definition of “change in control” for the purposes of the agreement such that a change in control of Venoco will be deemed to occur if (i) any person or group other than Timothy Marquez (or a member of his family) becomes a beneficial owner of more than 50% of the company’s voting stock, (ii) the company’s stockholders approve a merger involving the company (unless the merger meets certain specified criteria), (iii) the company’s stockholders approve a plan to liquidate the company or to sell all or substantially all of its assets or (iv) Timothy Marquez (together with members of his family) is no longer the largest beneficial owner of the company’s voting securities and Mr. Marquez is no longer the company’s CEO or Chairman. As originally entered into, each nonqualified stock option agreement provided that, in the event the company pays a dividend on its common stock, the option holder would be entitled to receive a payment equal to the dividend that would have been paid on the shares of common stock underlying his options had those options been exercised as of the record date relating to the dividend. In view of the company’s entry into the agreements described in “—Bonus Payment Agreements” below, this provision has been eliminated from the nonqualified stock option agreements pursuant to the amendment. Each amendment substantially conforms to the form of amendment to nonqualified stock option agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference. Venoco expects to enter into a similar amendment with each other person granted options under its 2000 stock incentive plan.

Bonus Payment Agreements

                Also on June 9, 2006, in connection with the amendment of certain of its nonqualified stock option agreements as described in “—Amendment to Director Nonqualified Stock Option Agreements” above, Venoco entered into a bonus payment agreement with each director granted options granted under its 2000 stock incentive plan. Pursuant to each bonus payment agreement, in the event the company pays a cash or non-cash dividend on its common stock, the option holder will be entitled to receive a payment equal to the dividend that would have been paid on the shares of common stock underlying his options had those options been exercised as of the record date relating to the dividend, regardless whether those options are vested or unvested. Pursuant to the agreement, each option holder also received a bonus payment, calculated pursuant to the foregoing formula, with respect to the dividend paid to the company’s sole stockholder in March 2006, which consisted of 100% of the membership interests in 6267 Carpinteria Avenue, LLC. The bonus payment relating to that dividend was equal to $0.15 per share, or $6,750 in the aggregate per director. Each agreement substantially conforms to the form of bonus payment agreement attached as Exhibit 10.2 hereto, which is incorporated herein by reference. Venoco expects to enter into a similar agreement with each other person granted options under its 2000 stock incentive plan.

2005 Bonuses

                On June 6, 2006, the compensation committee of Venoco’s board of directors determined the annual cash bonus award to be made to Timothy Marquez, the company’s Chairman and CEO, and confirmed an earlier determination of the annual cash bonus awards for certain of the company’s other executive officers, in each case with respect to fiscal 2005. The committee determined each of the bonus amounts based on a variety of criteria, including the target bonus level specified in the relevant officer’s employment agreement and the company’s performance in 2005. In the case of Mr. Marquez, the committee also considered total compensation paid to chief executive officers of comparable companies.

Officer	Bonus
Timothy Marquez, Chairman and CEO	$578,000

William Schneider, President	$140,773

David Christofferson, CFO	$66,312

Terry Anderson, General Counsel and Secretary	$63,856

Mark DePuy, Chief Operating Officer	$42,054

                In addition, the committee awarded a bonus of $37,016 to Greg Schrage, Vice President of Asset Development.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

                (d)

Exhibit No.	Description
10.1	Form of Amendment to Nonqualified Stock Option Agreement Pursuant to the 2000 Stock Incentive Plan

10.2	Form of Bonus Payment Agreement Relating to the 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2006

VENOCO, INC.

By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Title:	Chief Executive Officer